Exhibit 99.1

BIOLASE ANNOUNCES DISTRIBUTION OF SERIES G PREFERRED STOCK

TO HOLDERS OF ITS COMMON STOCK

FOOTHILL RANCH, Calif., March 1, 2022 /PRNewswire/ — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly-designated Series G Preferred Stock, par value $0.001 per share, for each outstanding share of BIOLASE common stock held of record as of 5:00 p.m. Eastern Time on March 25, 2022. The outstanding shares of Series G Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series G Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series G Preferred Stock).

All shares of Series G Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by BIOLASE. Any outstanding shares of Series G Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by BIOLASE’s Board of Directors or automatically upon the effectiveness of the amendment to BIOLASE’s certificate of incorporation effecting the reverse stock split.

The Series G Preferred Stock will be uncertificated, and no shares of Series G Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of BIOLASE common stock held by such holder. In that case, a number of one one-thousandths of a share of Series G Preferred Stock equal to the number of shares of BIOLASE common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series G Preferred Stock will be contained in a Form 8-K to be filed by BIOLASE with the Securities and Exchange Commission.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 300 patented and 35 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the expected timing of the issuance of the Series G Preferred Stock’. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “guidance,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release.

Source: BIOLASE, Inc.

BIOLASE, Inc.

John R. Beaver, President, Chief Executive Officer and Director

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

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